1066 West Hastings Street
Suite 2000
Vancouver, British Columbia
Canada V6E 3X2

Telephone:	(778) 373-5432
Fax:	(604) 942-3172
Website:	www.rwegrowthpartners.com

To:	United States Securities and Exchange Commission

Re:	Helius Medical Technologies, Inc. (the “Registrant”)
Registration Statement on Form S-1

Consent of Expert

This consent is provided in connection with the Registrant’s registration statement on Form S-1 filed by the Registrant with the United States Securities and Exchange Commission on July 14, 2014 and any amendments thereto (the “Registration Statement”). The Registration Statement includes a reference to my Asset Value Allocation Report (the “Report”) in the audited financial statements for NeuroHabilitation Corporation with respect to the valuation of the exclusive license right acquired by NeuroHabilitation Corporation from Advanced Rehabilitation LLC.

I, Richard W. Evans, MBA, CBV, ASA, of RwE Growth Partners Inc. of Vancouver, British Columbia, hereby consent to:

  the use of my name in connection with my involvement in the preparation of the Asset Value Allocation Report, dated June 13, 2014, and as at a Valuation Date of January 31, 2013;

  references to the Report, or portions thereof, in the Registration Statement; and

  the inclusion and incorporation by reference of the information derived from the Report in the Registration Statement.

Dated the 22nd day of September, 2014

RwE Growth Partners, Inc.

/s/ Richard W. Evans

Richard W Evans, MBA, CBV, ASA
Chartered Business Valuator, Canadian Institute of Chartered Business Valuators
Accredited Senior Appraiser, American Society of Appraisers
Principal